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                                                                   EXHIBIT 10(a)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         AMENDMENT TO EMPLOYMENT AGREEMENT dated as of April 17, 1996, by and between FARREL CORPORATION, a Delaware corporation (the "Company") and ROLF K. LIEBERGESELL (the "Executive").

         WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of November 1, 1991; and

         WHEREAS, the appointment of Harold J. Wilson as President of the Company makes it necessary to amend the Agreement to reflect that appointment;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements set forth herein, and intending to be legally bound hereby, the Company and the Executive agree as follows.

1. The recital on page 1 of the Agreement is deleted and the following is substituted therefor.

         WHEREAS, the Board of Directors of the Company (the "Board") desires to provide for the employment of Executive in the capacity of Chief Executive Officer and Chairman of the Board and Executive desires to commit himself to serve the Company on the terms and conditions herein provided;

2. The Article of the Agreement entitled "3. Position and Duties" is deleted and the following is substituted therefor.

         3. Position and Duties. Executive shall serve as Chief Executive Officer of the Company and shall faithfully perform such duties and responsibilities as the Board may from time to time direct provided such duties and responsibilities are of a nature customarily assigned to and performed by a Chief Executive Officer of a corporation which is similar in size and nature to the Company. Executive shall devote his entire working time and efforts to the business and

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                                                                   EXHIBIT 10(a)

         affairs of the Company, however, the Executive may engage in charitable and public activities so long as such activities do not interfere with the performance of his duties and responsibilities under this Agreement. In addition to serving as Chief Executive Officer, the Executive shall also serve in the capacity of Chairman of the Board, subject to the discretion of the Board of Directors.

3. In Section 5(a) of the Agreement, the sixth and seventh sentences are deleted and the following are substituted therefor.

         In the event the Executive challenges any such termination, pending final resolution by the Arbitrator, the Executive shall be relieved of his duties and responsibilities as Chief Executive Officer, however, Executive shall be entitled to receive all of his compensation and benefits payable hereunder without giving effect to such termination. In the event the arbitrator appointed pursuant to Section 6 determines that the purported termination for Cause was in fact without proper Cause, the termination, will not be effective and the Executive shall be reinstated as Chief Executive Officer.

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                                                                   EXHIBIT 10(a)

4. Except as expressly changed by the foregoing, the Agreement remains in effect as originally written.

         IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement effective as of the date first written above.

                                       FARREL CORPORATION

                                       By /s/ Charles S. Jones
                                         ------------------------------------
                                         Name:  Charles S. Jones
                                         Title: Chairman, Executive Committee

                                       EXECUTIVE

                                        /s/ Rolf K. Liebergesell
                                       --------------------------------------
                                       Rolf K. Liebergesell

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